Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PREREO LLC", FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 2019, AT 5:13 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7551853 8100
SR# 20196398667

Authentication: 203371365
Date: 08-07-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:13 PM 08/07/2019
FILED 05:13 PM 08/07/2019
SR 20196398667 - File Number 7551853

CERTIFICATE OF FORMATION

OF

preREO LLC

This Certificate of Formation of preREO LLC (the "Company"), dated as of August 7th, 2019, is being duly executed and filed by Jorge Newbery, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 *Del. C.* §18-101, *et seq.).*

FIRST. The name of the limited liability company formed is preREO LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is 12 Timber Creek Lane, Newark, County of New Castle, Delaware 19711.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Universal Registered Agents, Inc., 12 Timber Creek Lane, Newark, County of New Castle, Delaware, 19711.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

___/s/ Jorge Newberry______
Name: Jorge Newberry
Authorized Person